UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006 (February 6, 2006)

VERILINK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11551 E. ARAPAHOE RD., SUITE 150
CENTENNIAL, CO 80112-3833
(Address of principal executive offices / Zip Code)

303.968.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act.

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐     Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Verilink Corporation (the “Company”) and the holders of the Convertible Promissory Notes (the “XEL Notes”) issued in connection with the Company’s acquisition of XEL Communications, Inc. in February 2004, amended the XEL Notes, dated as of February 6, 2006, to extend the maturity thereof to the earlier of (i) the date that is the first anniversary of the 15th day of the month following the payment, conversion or redemption of the Company’s outstanding Senior Secured Convertible Notes (the “Senior Notes”) in full (the “Principal Commencement Date”), and (ii) February 6, 2009. In addition, pursuant to the amendments, the rate of interest on the XEL Notes is increased from 7% to 10%, and the outstanding principal amount of the XEL Notes will be paid in twelve monthly installments commencing on the Principal Commencement Date. The current outstanding principal amount of the XEL Notes is $2.88 million. The amendments also generally prohibit the incurrence of (a) additional indebtedness senior or on par in right of payment to the XEL Notes and (b) additional liens, with certain exceptions. The holders of a majority in principal amount of the Senior Notes have consented to these amendments to the XEL Notes.

The foregoing is a summary of the terms of the amendments and does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, the form of which is attached to this Current Report on Form 8-K.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As reported in the Company’s Form 8-K filed February 6, 2006, the holders of the Senior Notes have the right, exercisable through February 8, 2006 to require the Company to make special installment payments of up to a total of $2.61 million. As of the opening of business on February 6, 2006, holders of Senior Notes had delivered notices to the Company with respect to special installment payments totaling $2.35 million. After the Company made this disclosure, on February 6, 2006, the Company received an additional demand for a special installment payment in the amount of $260,000. As a result, the Company has now received notices requiring the Company to pay the full $2.61 million of special installments that the holders of the Senior Notes are collectively entitled to elect to receive. The special installment payments are due twenty trading days from the date of receipt by the Company of the respective holder’s special installment notices, and accordingly the first of such special installments is due March 1, 2006, with the final special installment being due March 7, 2006.

The Company is in negotiations to obtain relief from these special installment payments, among other things. In this regard, the Company has been in discussions with the largest holder of the Senior Notes regarding potential terms for amendments to the Senior Notes. Although the Company seeks to restructure its outstanding notes on a negotiated basis, the Company cannot assure investors that such negotiations will be successful.

For further information, see the Company’s Form 8-K filed February 6, 2006.

Item 9.01	Exhibits

10.1	Form of Amendment No. 1 to Convertible Promissory Note, dated February 6, 2006, by and between the Company and the holders thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION
(Registrant)

Dated: February 7, 2006	By: /s/ Timothy R. Anderson
Timothy R. Anderson Vice President and Chief Financial Officer

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